UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

PubliCARD, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-03315	23-0991870
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Seventy Five Rockefeller Plaza, 16th Floor,
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 265-7013

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Filing of Disclosure Statement and Plan of Reorganization

On October 26, 2007, PubliCARD, Inc. (“PubliCARD”, the “Debtor” or the “Company”) filed its Disclosure Statement and Plan of Reorganization with the United States Bankruptcy Court for the Southern District of New York (the “Court”) (In re: PubliCARD, Inc., Case No. 07-11517).

On November 20, 2007, PubliCARD, Inc. (“PubliCARD”, the “Debtor” or the “Company”) filed its First Amended Disclosure Statement and First Amended Plan of Reorganization with the United States Bankruptcy Court for the Southern District of New York (the “Court”) (In re: PubliCARD, Inc., Case No. 07-11517).

Under the both the First Amended Plan of Reorganization and the Plan of Reorganization, as originally filed, The 500 Group LLC, an entity currently controlled by Publicard’s Chief Executive Officer, Joseph E. Sarachek, will contribute $500,000 to the Reorganized Debtor. In exchange for the contribution, The 500 Group, LLC will receive 90% of the Reorganized Debtor’s common stock. PubliCard’s existing common and preferred shareholders will receive approximately 10% of the Reorganized Debtor’s common stock.

Proceeds of The 500 Group LLC’s contribution will be used to fund the Reorganized Debtor, to pay allowed administrative expenses, to pay allowed unsecured priority claims, and to provide $60,000 to pay allowed general unsecured claims. It is anticipated that holders of general unsecured claims will receive an approximate 15% recovery.

The Court will consider whether to approve Publicard's First Amended Disclosure Statement at a hearing on November 27, 2007. The Disclosure Statement, which describes the terms of the First Amended Plan in plain language, must be approved by the Court before Publicard can send the Plan to stakeholders for a vote.

Copies of the First Amended Disclosure Statement and First Amended Plan may be accessed via the following link.
http://www.triaxcapitaladvisors.com/docs/Revised_DSFILE_11.19.07.pdf.

Copies of the Disclosure Statement and Plan, as originally filed, may be accessed via the following link:
http://www.triaxcapitaladvisors.com/docs/DSFILE-Exhibits.pdf

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits - Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc.
Registrant

Date: November 26, 2007	/s/ Joseph E. Sarachek
Joseph E. Sarachek, President,
Chief Executive Officer